Exhibit 99.3

(MAXTOR LOGO)

MAXTOR CORPORATION	VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK INTERNET https://www.proxyvotenow.com/mxo

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website and then follow the simple directions, to create an electronic ballot.

TELEPHONE 1-866-814-2816

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call and then follow the simple directions.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you have submitted your proxy by telephone there is no need for you to mail back your proxy.

1-866-814-2816 CALL TOLL-FREE TO VOTE

- DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE -

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	☒ Votes must be indicated (x) in Black or Blue ink.

A vote FOR the following proposals is recommended by the board of directors:

1.	To adopt the Agreement and Plan of Merger, dated as of December 20, 2005, by and among Seagate Technology, MD Merger Corporation, a Delaware Corporation and wholly-owned subsidiary of Seagate, and Maxtor Corporation, as the same may be amended from time to time.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

2.	Election of Class II Directors:

☐	FOR the nominees listed below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below	☐	*EXCEPTIONS

Nominees:                    01 – Charles Hill                02 – Richard E. Allen                03 – Kimberly E. Alexy

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and print that nominee’s name in the space provided below.)

Exceptions*

3.	To ratify the engagement of PricewaterhouseCoopers LLP as Maxtor’s independent registered public accounting firm for the fiscal year ending December 30, 2006.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

4.	To approve any adjournment of Maxtor’s annual meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve the proposal to adopt the merger agreement.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

5.	With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

SCAN LINE

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 5. PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE STOCK CERTIFICATE REPRESENTING YOUR SHARES. IF SIGNING FOR ESTATE, TRUST OR CORPORATION, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, BOTH SHOULD SIGN.

Date	Share Owner sign here	Co-Owner sign here

(MAXTOR LOGO)

MAXTOR CORPORATION

Proxy for Annual Meeting of Stockholders

Solicited by the Board of Directors

The undersigned hereby appoints Dr. C.S. Park and Duston M. Williams, and each of them, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of Maxtor Corporation (“Maxtor” or the “Company”) which the undersigned is entitled to vote at Maxtor’s Annual Meeting of Stockholders to be held at [                                ], on [                ], 2006 at [             ], Pacific Time, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed below, and as more particularly described in the joint proxy statement/prospectus of Seagate Technology and the Company dated [                ], 2006, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting.

(Continued and to be dated and signed on the reverse side.)

MAXTOR CORPORATION

P.O. BOX 11073

NEW YORK, N.Y. 10203-0198

To change your address, please mark this box.	☐

To include any comments, please mark this box	☐